UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 3, 2020 (November 1, 2020)

PRESIDIO PROPERTY TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34049	33-0841255
__________	__________	__________
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

4995 Murphy Canyon Road, Suite 300
San Diego, California 92123
(Address of Principal Executive Offices, Including Zip Code)
____________________

(760) 471-8536
(Registrant’s Telephone Number, Including Area Code)
___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Common Stock, $0.01 par value per share	SQFT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

Resignation of Squar Milner and Appointment of Baker Tilly due to Merger

On November 1, 2020, Presidio Property Trust, Inc. (“Company”) was formally notified that Squar Milner, LLP (“Squar Milner”) was merged into Baker Tilly US, LLP (“Baker Tilly”) and, as a result of such merger, Squar Milner resigned as the independent registered public accounting firm of the Company on such date. Pursuant to certain terms of the merger, Squar Milner combined its operations with Baker Tilly’s operations and certain professional staff and partners of Squar Milner joined Baker Tilly as employees or partners.

On November 2, 2020, with the approval of the Audit Committee of the Company’s Board of Directors, Baker Tilly was engaged as the Company’s new independent registered public accounting firm for the quarterly interim period, three months ending September 30, 2020, and for the year ending December 31, 2020.

During the years ended December 31, 2019 and 2018, and during the interim period from the end of the most recently completed fiscal year through November 1, 2020, the date of resignation, there were no disagreements with Squar Milner on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Squar Milner, would have caused it to make reference to such disagreement in its reports.

The reports of Squar Milner regarding the Company’s financial statements for the fiscal years ended December 31, 2019 and 2018 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

Prior to engaging Baker Tilly, neither the Company nor anyone on its behalf consulted with Baker Tilly regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or on the type of audit opinion that might be rendered by Baker Tilly on the Company’s financial statements, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K), and no written report or oral advice was provided to the Company that Baker Tilly concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

The Company provided Squar Milner with a copy of this Current Report on Form 8-K (“Form 8-K”) prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that Squar Milner furnish the Company with a letter addressed to the SEC stating whether it agrees with above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter, dated November 3, 2020, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

16.1	Letter of Squar Milner, LLP, dated November 3, 2020, to the Securities and Exchange Commission

104	Cover Page Interactive Data File (embedded with the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2020	PRESIDIO PROPERTY TRUST, INC.
By: /s/ Ann T. Nguyen
Ann T. Nguyen
General Counsel & Secretary